EXHIBIT 10.1

NATIONAL INTERSTATE CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

This Agreement (the “Agreement”) is made as of             , 20     (the “Date of Grant”) by and between National Interstate Corporation, an Ohio corporation (the “Company”) and              (the “Optionee”).

1. Grant of Option Right. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Company’s Long Term Incentive Plan (the “Plan”), the Company hereby grants to the Optionee as of the Date of Grant an option (the “Option Right”) to purchase              Common Shares, at the price of $            .             per share (the “Option Price”). This Option Right is intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code, and this Agreement shall be construed in a manner that will enable the Option Right to be so treated.

2. Vesting and Exercise of Option Right.

(a) If the Date of Grant occurs on or before April 1 of a calendar year, unless and until terminated as hereinafter provided, the Option Right will become exercisable to the extent of              of the Common Shares specified in Section 1 on each subsequent January 1 from the Date of Grant until fully vested on the              anniversary from the first vesting date for as long as the Optionee remains in the continuous employ of the Company and its Subsidiaries.

If the Date of Grant occurs after April 1 of a calendar year, unless and until terminated as hereinafter provided, the Option Right will become exercisable to the extent of              of the Common Shares specified in Section 1 beginning twelve months from the following January 1 until fully vested on the              anniversary from the first vesting date for as long as the Optionee remains in the continuous employ of the Company and its Subsidiaries.

The Option Right will become immediately exercisable in full if while the Optionee is in the employ of the Company and its Subsidiaries: (i) the Optionee dies; (ii) the Optionee becomes permanently disabled (as determined by the Committee); or (iii) a Change in Control occurs.

Vesting shall cease and the unvested portion of the Option Right shall be forfeited if the Optionee ceases to be continuously employed by the Company and its Subsidiaries prior to the earliest to occur of the following events (i) the Optionee’s death; (ii) the Optionee’s permanent disability (as determined by the Committee); or (iii) the occurrence of a Change in Control.

(b) To the extent that the Option Right becomes exercisable in accordance with this Section 2, and unless and until the Option Right terminates as hereinafter provided, the Optionee may exercise the Option Right in whole or in part from time to time by providing written notice to the Company stating the number of Common Shares for which the Option Right is being exercised and the intended manner of payment.

(c) In the event of death of the Optionee, the person to whom the Option Right was transferred by will or pursuant to the laws of descent and distribution (pursuant to Section 7) may exercise the Option Right in accordance with Section 2(b) hereof. Such person must provide proof satisfactory to the Committee that the Option Right was transferred to him.

3. Payment of Option Price. The Option Price is payable in cash or check payable to the order of the Company.

4. Termination of Option Right and Right to Exercise. The Option Right will terminate and may no longer be exercised on the earliest of the following dates:

(a) Ninety days after the Optionee ceases to be an employee of the Company and its Subsidiaries for a reason other than his death or permanent disability (as determined by the Committee); or

(b) Ten years from the Date of Grant.

5. Delivery of Common Shares.

(a) Subject to the terms and conditions of this Agreement, the Company shall deliver Common Shares to the Optionee as soon as administratively practicable following the date the Optionee exercises the Option Right in accordance with Section 2 hereof and makes full payment to the Company of the Option Price. The Optionee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Common Shares until such Common Shares have been delivered to the Optionee in accordance with this Section 5.

(b) In the event of an exercise of an Option Right by a person other than the Optionee in accordance with Section 7, the Company shall deliver Common Shares in the same manner as set forth in Section 5(a).

6. Mandatory Notice of Disqualifying Disposition. Without limiting any other provisions hereof, the Optionee hereby agrees that if the Optionee disposes (whether by sale, exchange, gift or otherwise) of any of the Common Shares delivered upon exercise of the Option Right within two years of the Date of Grant or within one year after the transfer of such share or shares to the Optionee, the Optionee shall notify the Company of such disposition in writing within thirty days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such share or shares by the Optionee in connection therewith.

7. Transferability. The Option Right may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Optionee; provided, however, that the Optionee’s rights with respect to such Option Right may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Option Right. The Option Right may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

8. Continuous Employment. For purposes of this Agreement, the continuous employment of the Optionee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Committee.

9. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Optionee.

10. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with Common Shares obtained upon the exercise of the Option Right, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery of such Common Shares that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect, on or before the date of exercise, to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are delivered to the Optionee upon the exercise of the Option Right, and the Common Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such exercise.

11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the Nasdaq National Market System or any national securities exchange.

12. Adjustments. The Committee may make or provide for such adjustments in the Option Price and in the number and kind of shares of stock covered by this Agreement, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets (including, without limitation, a special or large non-recurring dividend) or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Option Right such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option Right.

13. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Optionee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the substantive rights of the Optionee under this Agreement without the Optionee’s consent.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. The Option Right granted under this Agreement and all the terms and conditions hereof are subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with the grant or exercise of the Option Right.

16. Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

18. Notices. Any notice to the Company provided for herein shall be in writing to the Company (Attention: Secretary) and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

19. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and, notwithstanding Section 13 hereof, may be made by the Company without the consent of the Optionee).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

NATIONAL INTERSTATE CORPORATION

By:
Name:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement and a copy of the Plan, and accepts the award of the Option Right granted thereunder on the terms and conditions set forth herein and in the Plan.

Optionee

Date: